UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2025
LOWE’S COMPANIES, INC.
(Exact name of registrant as specified in its charter)

North Carolina	1-7898	56-0578072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Lowes Blvd., Mooresville, NC	28117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(704) 758-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50 per share	LOW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, on August 19, 2025, Lowe’s Companies, Inc., a North Carolina corporation (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with ASP Flag Parent Holdings, Inc., a Delaware corporation (“Target”), and ASP Flag Holdings LP, a Delaware limited partnership (“Seller”), providing for the acquisition by the Company of the business of Foundation Building Materials, Inc. through the purchase of all of the shares of capital stock of Target from Seller (the “Transaction”). On October 9, 2025, the Company completed the Transaction. Pursuant to the Purchase Agreement, the purchase price paid by the Company upon the completion of the Transaction was $8.8 billion in cash, subject to customary adjustments as set forth in the Purchase Agreement (the “Purchase Price”).

The foregoing description of the Purchase Agreement and the Transaction does not purport to be complete and is qualified in its entirety by reference to the description in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 20, 2025, which description is incorporated herein by reference, and the full text of the Purchase Agreement, a copy of which was filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 20, 2025, and which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Obligation of a Registrant.

As previously disclosed, on September 16, 2025, the Company entered into a Term Loan Credit Agreement (the “Term Loan Credit Agreement”) with certain lenders party thereto and Bank of America, N.A, as administrative agent, for a $2.0 billion unsecured term loan facility (the “Term Loan Facility”) that will mature on the third anniversary of the signing date thereof to finance a portion of the Purchase Price and other fees and expenses related to the Transaction. In connection with the consummation of the Transaction, on October 9, 2025, the Company drew down the entire Term Loan Facility to pay a portion of the Purchase Price and other fees and expenses related to the Transaction.

The foregoing description of the Term Loan Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Credit Agreement, a copy of which was filed by the Company as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 19, 2025, and which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 9, 2025, the Company issued a press release announcing the completion of the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference in this Item 7.01.

The information set forth in this Item 7.01 and in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
2.1*
Stock Purchase Agreement, dated as of August 19, 2025, by and among Lowe’s Companies, Inc., ASP Flag Parent Holdings, Inc. and ASP Flag Holdings LP. (incorporated by reference from Exhibit 2.1 to the Form 8-K filed by the Company on August 20, 2025).

10.2
Term Loan Credit Agreement, dated as of September 16, 2025, by and among, among others, Lowe’s Companies, Inc., Bank of America, N.A., as administrative agent, Goldman Sachs Bank USA, as syndication agent, the co-documentation agents party thereto, the joint lead arrangers and joint bookrunners party thereto, the lenders party thereto. (incorporated by reference from Exhibit 10.2 to the Form 8-K filed by the Company on September 19, 2025).

99.1	Press release, dated October 9, 2025, announcing completion of the Transaction.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
* Certain schedules and attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to provide, on a supplemental basis, a copy of any omitted schedules and attachments to the SEC or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOWE’S COMPANIES, INC.

Date: October 9, 2025	By:	/s/ Juliette W. Pryor
	Name:	Juliette W. Pryor
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary